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                                                                    Exhibit 99.4


CHASE MANHATTAN RV OWNER TRUST 1997-A
ANNUAL ISSUER'S CERTIFICATE

COMPLIANCE WITH INDENTURE

         The undersigned certifies that he is an Authorized Officer of Wilmington Trust Company, as Owner Trustee for Chase Manhattan RV Owner Trust 1997-A and that he is duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with Section 3.9 of the Indenture between the Issuer and Wells Fargo Bank Minnesota, N.A. formerly Norwest Bank Minnesota, NA, as Indenture Trustee, dated as of September 1, 1997 (the "Indenture"). All capitalized terms used herein without definition shall have the respective meanings specified in the Indenture and the Agreement.

         The undersigned further certifies that a review of the activities of the Issuer for the preceding calendar year has been made under his supervision and, to the best of his knowledge, the Issuer has fulfilled its obligations under the Indenture for the preceding calendar year.

         IN WITNESS WHEREOF, I have affixed hereto my signature as of this 30th day of March 2004.

                                            CHASE MANHATTAN MARINE
                                            OWNER TRUST 1997-A
                                            BY:      WILMINGTON TRUST
                                            COMPANY, as Owner Trustee


                                            s/ Linda C. Mack
                                            -------------------------------
                                            Name:  Linda C. Mack
                                            Title: Financial Services Officer

The CIT Group/Sales Financing, Inc., as Servicer, hereby requests that Wilmington Trust Company execute the above Issuer's Certificate and deliver it to Wells Fargo Bank Minnesota, N.A., as Indenture Trustee.

                                           THE CIT GROUP/SALES
                                           FINANCING, INC., as Servicer

                                           /s/ William L. Schumm
                                           ---------------------------------
                                           Name:  William L. Schumm
                                           Title: Executive Vice President